FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 22, 2008

PARADIGM MEDICAL INDUSTRIES, INC.
(Exact name of registrant as specified in this Charter)

Delaware	0-28498	87-0459536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 South 1070 West, Salt Lake City, Utah	84119
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 977-8970

Does Not Apply
(Former name or former address, if changed since last report)

SECTION 4	Matters Related to Accountants and Financial Statements

ITEM 4.02	Non-reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review

On September 22, 2008, the Company's Chief Financial Officer and the Company's outside counsel had a telephone conference with the staff of the Securities and Exchange Commission (the "Commission") concerning whether the Company correctly followed the requirements of Statement of Financial Accounting Standards No. 133 ("SFAS No. 133), Accounting for Derivative Instruments and Hedging Activities, which was issued by the Financial Accounting Standards Board, when accounting for the convertible notes and related embedded derivatives in the financial statements of the Company's Form 10-Q for the period ended June 30, 2008.  On the basis of the discussion with the Commission staff on September 22, 2008, the Company's executive officers determined that the financial statements and related disclosures in the Form 10-Q report for the period ended June 30, 2008 should no longer be relied upon because of errors in such financial statements and related disclosures.

The errors in the financial statements and related disclosures in the Form 10-Q for the period ended June 30, 2008 were due to the Company not correctly following the requirements of SFAS No. 133 when accounting for the convertible notes and related embedded derivatives in the financial statements of such Form 10-Q report.  These errors require material changes to the financial statements and related disclosures in such Form 10-Q report.  The Company's executive officers discussed the matters disclosed in this Form 8-K report with the Company's independent accountants, including that the financial statements and related disclosures in such  Form 10-Q report should no longer be relied upon because of the above-described errors therein.

As the certifying officers, Mr. Mostacero and I believe that as of the end of the period ended June 30, 2008, the Company's disclosure controls and procedures were not effective and adequate because, in disclosing the convertible notes  in the financial statements of the Form 10-Q report for the period ended June 30, 2008, the Company did not correctly follow the requirements of SFAS No. 133 when accounting for the convertible notes and related embedded derivatives in such financials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADIGM MEDICAL INDUSTRIES, INC.
(Registrant)

Date: September 23, 2008	By /s/ Raymond P.L. Cannefax
Raymond P.L. Cannefax
President and Chief Executive Officer